EXHIBIT 99.1

Additional Financial Information (Unaudited)

The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core manufacturing business with our financial services operations on a pre-tax equity basis. Our manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items which includes certain eliminations. The manufacturing operations financial information represents non-GAAP financial measures. The reconciling differences between these non-GAAP financial measures and our GAAP condensed consolidated financial statements in Item 1, Condensed Consolidated Financial Statements, are our financial services operations and adjustments required to eliminate certain intercompany transactions between Manufacturing Operations and Financial Services Operations and to adjust for reclasses. Certain of our subsidiaries in our manufacturing operations have debt outstanding with our financial services operations (“intercompany debt”). In the condensed statements of assets, liabilities, redeemable equity securities, and stockholders’ deficit, the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activities.

Condensed Statements of Revenues and Expenses

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended January 31, 2010
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$2,758	$—	$—	$2,758
Finance revenues	—	75	(24)	51

Sales and revenues, net	2,758	75	(24)	2,809

Costs of products sold	2,262	—	—	2,262
Restructuring charges	(17)	—	—	(17)
Selling, general and administrative expenses	306	35	(3)	338
Engineering and product development costs	109	—	—	109
Interest expense	39	32	(4)	67
Other expense (income), net	27	(4)	(17)	6

Total costs and expenses	2,726	63	(24)	2,765
Equity in loss of non-consolidated affiliates	(6)	—	—	(6)

Income before income taxes and equity income from financial services operations	26	12	—	38
Equity income from financial services operations	12	—	(12)	—

Income before income taxes	38	12	(12)	38
Income tax expense	(8)	—	—	(8)

Net income (loss)	30	12	(12)	30
Income attributable to non-controlling interests	(13)	—	—	(13)

Net income (loss) attributable to Navistar International Corporation	$17	$12	$(12)	$17

Condensed Statements of Revenues and Expenses

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended January 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$2,895	$—	$—	$2,895
Finance revenues	—	93	(18)	75

Sales and revenues, net	$2,895	$93	$(18)	$2,970

Costs of products sold	2,323	—	—	2,323
Restructuring charges	58	—	—	58
Selling, general and administrative expenses	346	31	(1)	376
Engineering and product development costs	108	—	—	108
Interest expense	31	64	(2)	93
Other income, net	(182)	(1)	(15)	(198)

Total costs and expenses	2,684	94	(18)	2,760
Equity in income of non-consolidated affiliates	17	—	—	17

Income (loss) before income taxes and equity income from financial services operations	228	(1)	—	227
Equity income from financial services operations	(1)	—	1	—

Income (loss) before income taxes	227	(1)	1	227
Income tax benefit	7	—	—	7

Net income (loss) attributable to Navistar International Corporation	$234	$(1)	$1	$234

Condensed Statements of Assets, Liabilities, Redeemable Equity Securities, and Stockholders’ Deficit

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	As of January 31, 2010
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Cash and cash equivalents	$618	$72	$—	$690
Marketable securities	50	—	—	50
Restricted cash and cash equivalents	32	390	—	422
Accounts receivables	903	3,039	(304)	3,638
Inventories	1,706	28	—	1,734
Investments in financial services operations	431	—	(431)	—
Investments in non-consolidated affiliates	80	—	—	80
Property and equipment, net	1,309	133	—	1,442
Goodwill and intangible assets, net	590	—	—	590
Other assets	260	58	—	318
Deferred taxes, net	105	57	—	162

Total assets	$6,084	$3,777	$(735)	$9,126

Accounts payable	$1,649	$235	$(304)	$1,580
Postretirement benefits liabilities	2,620	32	—	2,652
Debt	1,825	2,959	—	4,784
Other liabilities	1,612	120	—	1,732
Redeemable equity securities	12	—	—	12
Stockholders’ equity attributable to non-controlling interest	57	—	—	57
Stockholders’ equity (deficit) attributable to controlling interest	(1,691)	431	(431)	(1,691)

Total liabilities, redeemable equity securities, and stockholders’ equity (deficit)	$6,084	$3,777	$(735)	$9,126

	As of October 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
	(Revised)(A)
(in millions)
Cash and cash equivalents	$1,152	$60	$—	$1,212
Restricted cash and cash equivalents	30	455	—	485
Accounts receivables	915	3,358	(188)	4,085
Inventories	1,634	32	—	1,666
Investments in financial services operations	423	—	(423)	—
Investments in non-consolidated affiliates	62	—	—	62
Property and equipment, net	1,345	122	—	1,467
Goodwill and intangible assets, net	582	—	—	582
Deferred taxes, net	102	57	—	159
Other assets	253	52	—	305

Total assets	$6,498	$4,136	$(611)	$10,023

Accounts payable	$1,929	$131	$(188)	$1,872
Postretirement benefits liabilities	2,635	33	—	2,668
Debt	1,861	3,431	—	5,292
Other liabilities	1,702	118	—	1,820
Redeemable equity securities	13	—	—	13
Stockholders’ equity attributable to non-controlling interests	61	—	—	61
Stockholders’ equity (deficit) attributable to Navistar International Corporation	(1,703)	423	(423)	(1,703)

Total liabilities, redeemable equity securities, and stockholders’ equity (deficit)	$6,498	$4,136	$(611)	$10,023

(A)	Revised; See Note 1, Summary of significant accounting policies, to the accompanying consolidated financial statements.

Condensed Statement of Cash Activities

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended January 31, 2010
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$30	$12	$(12)	$30
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	71	6	—	77
Depreciation of equipment leased to others	7	6	—	13
Deferred income taxes	28	(1)	—	27
Equity in loss of non-consolidated affiliates	6	—	—	6
Equity in income of financial services affiliates	(12)	—	12	—
Dividends from non-consolidated affiliates	1	—	—	1
Change in intercompany receivable /payable, net	(188)	188	—	—
Other, net	(277)	248	—	(29)

Net cash provided by (used in) operating activities	(334)	459	—	125

Cash flows from investing activities
Purchases of marketable securities	(378)	—	—	(378)
Sales or maturities of marketable securities	328	—	—	328
Net change in restricted cash and cash equivalents	(2)	65	—	63
Capital expenditures	(40)	—	—	(40)
Purchase of equipment leased to others	—	(21)	—	(21)
Acquisition of intangibles	(11)	—	—	(11)
Business acquisitions	(2)	—	—	(2)
Other investing activities	(29)	3	—	(26)

Net cash provided by (used in) investing activities	(134)	47	—	(87)

Net cash used in financing activities	(59)	(495)	—	(554)

Effect of exchange rate changes on cash and cash equivalents	(7)	1	—	(6)

Increase (decrease) in cash and cash equivalents	(534)	12	—	(522)

Cash and cash equivalents at beginning of the period	1,152	60	—	1,212

Cash and cash equivalents at end of the period	$618	$72	$—	$690

Condensed Statement of Cash Activities

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended January 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income (loss)	$234	$1	$(1)	$234
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	67	4	—	71
Depreciation of equipment leased to others	7	5	—	12
Deferred income taxes	(5)	7	—	2
Equity in income of non-consolidated affiliates	(17)	—	—	(17)
Equity in income of financial services affiliates	(1)	—	1	—
Dividends from non-consolidated affiliates	24	—	—	24
Restructuring charges	58	—	—	58
Change in intercompany receivable/payable, net	(129)	129	—	—
Other, net	(360)	300	—	(60)

Net cash provided by (used in) operating activities	(122)	446	—	324

Cash flows from investing activities
Purchases of marketable securities	(199)	—	—	(199)
Sales or maturities of marketable securities	52	—	—	52
Net change in restricted cash and cash equivalents	—	158	—	158
Capital expenditures	(38)	—	—	(38)
Purchase of equipment leased to others	(6)	(10)	—	(16)
Other investment activities	(28)	1	20	(7)

Net cash provided by (used in) investing activities	(219)	149	20	(50)

Net cash (used in) provided by financing activities	1	(612)	(20)	(631)

Effect of exchange rate changes on cash and cash equivalents	(2)	(5)	—	(7)

Decrease in cash and cash equivalents	(342)	(22)	—	(364)

Cash and cash equivalents at beginning of the period	775	86	—	861

Cash and cash equivalents at end of the period	$433	$64	$—	$497